As filed with the Securities and Exchange Commission on December 6, 2018

Registration No. 333-228579

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
(Amendment No. 1)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WRAP TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	3480	98-0551945
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

4620 Arville Street, Ste E
Las Vegas, Nevada 89103(800) 583-2652
 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

James A. Barnes
Chief Financial Officer, Secretary and Treasurer
Wrap Technologies, Inc.
4620 Arville Street, Suite E
Las Vegas, Nevada  89103
(800) 583-2652

 (Name, address, including zip code and telephone number, including area code, of agent for service)

Copy of correspondence to:

Daniel W. Rumsey, Esq.
Caitlin Murphey, Esq.
Disclosure Law Group
655 West Broadway, Suite 870
San Diego, CA 92101
(619) 272-7062

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.0001 per share	9,578,255	(3)	$38,456,693	$4,660.96	(4)

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock on the OTCQB Venture Market on November 26, 2018.

(3)
Consists of (i) 4,561,074 shares of common stock currently outstanding and held by the selling stockholders identified herein, (ii) 4,561,074 shares of common stock issuable upon exercise of common stock purchase warrants currently held by the selling stockholders identified herein, and (iii) 456,107 shares of common stock issuable upon exercise of common stock purchase warrants held by the placement agents and their designees identified herein.

(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

  Wrap Technologies, Inc. (the “Company”) is filing this Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-228579) for the sole purpose of filing Exhibits 5.1 and 23.1 with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

Item 16.  Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1
Stock Purchase Agreement, dated March 22, 2017, by and between Wrap Technologies, LLC, Petro River Oil Corp., and Megawest Energy Montana Corp. Incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1, filed on April 17, 2017.

2.2
Merger Agreement between Wrap Technologies, LLC and Megawest Energy Montana Corp., dated March 30, 2017. Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-1, filed on April 17, 2017.

3.1	Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, filed on April 17, 2017.
3.2	Bylaws of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1, filed on April 17, 2017.
4.1	Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1, filed on May 30, 2017.
4.2	Form of Lock-Up Agreement, dated November 20, 2017. Incorporated by reference to Exhibit 99.1 to Form 8-K filed on November 22, 2017.
4.3	Form of Investor Warrant, dated October 30, 2018. Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed on November 5, 2018.
4.4	Form of Placement Agent Warrant, dated October 30, 2018. Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on November 5, 2018.
5.1*	Opinion of Disclosure Law Group, a Professional Corporation
10.1
Amended and Restated Intellectual Property License Agreement, dated September 30, 2016, by and between Wrap Technologies, LLC and Syzygy Licensing LLC. Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1, filed on April 17, 2017.

10.2	2017 Equity Compensation Plan. Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1, filed on April 17, 2017.
10.3	Form of Placement Agent Agreement, dated October 30, 2018. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on November 5, 2018.
10.4	Form of Registration Rights Agreement, dated October 30, 2018. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on November 5, 2018.
14.1	Code of Ethics of the Registrant Applicable to Directors, Officers And Employees. Incorporated by reference to Exhibit 14.1 to the Quarterly Report on Form 10-Q, filed on November 9, 2018.
23.1*	Consent of Disclosure Law Group, a Professional Corporation
23.2**	Consent of Independent Registered Public Accounting Firm - Rosenberg Rich Baker Berman, P.A, filed herewith
24**	Power of Attorney (located on signature page)

*
Filed herewith.
**
Previously filed as an exhibit to the Company's Registration Statement on Form S-1, filed on November 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 6, 2018.

Wrap Technologies, Inc.

By:	/s/ David Norris
David Norris
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ *	President and Director	December 6, 2018
David Norris	(Principal Executive Officer)

/s/ *	Chief Financial Officer, Secretary,	December 6, 2018
James A. Barnes	Treasurer
(Principal Accounting Officer)

/s/ *	Executive Chairman of Board	December 6, 2018
Scot Cohen

/s/ *	Director	December 6, 2018
Michael Parris

/s/ *	Director	December 6, 2018
Patrick Kinsella

/s/ *	Director	December 6, 2018
Wayne R. Walker

*By: /s/ James A. Barnes
 Attorney-in-fact